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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported):       June 25, 2001

                          TRANSKARYOTIC THERAPIES, INC.

             (Exact Name of Registrant as Specified in its Charter)



                                    Delaware

                 (State or Other Jurisdiction of Incorporation)

                000-21481                               04-3027191

        (Commission File Number)            (IRS Employer Identification No.)


        195 Albany Street, Cambridge, Massachusetts             02139

        (Address of Principal Executive Offices)              (Zip Code)


                                 (617) 349-0200

               Registrant's Telephone Number, Including Area Code


                                 Not Applicable

          (Former Name or Former Address, if Changed Since Last Report)
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Item 5.        Other Events.

        On December 21, 2000, the Securities and Exchange Commission (the "SEC") declared effective the Registration Statement on Form S-3 (No. 333-51772) (the "Registration Statement") of Transkaryotic Therapies, Inc. ("TKT" or the "Company"), which permits TKT to issue up to an aggregate of $500,000,000 of common stock, preferred stock, debt securities and warrants. The prospectus dated December 21, 2000 included in the Registration Statement is referred to as the "Prospectus."

        On June 25, 2001, TKT issued a press release announcing a public offering of 3,100,000 shares of its common stock at a price to the public of $28.50 per share (the "Offering Shares") pursuant to the Registration Statement. A copy of the press release is attached to this Current Report on Form 8-K as
Exhibit 99.1, and is incorporated herein by reference.

        The Company filed with the SEC on June 26, 2001 the Prospectus together with a supplement to the Prospectus, dated June 25, 2001, relating to the issuance and sale of the Offering Shares (the "Prospectus Supplement"). In connection with the filing of the Prospectus and Prospectus Supplement with the SEC and its offering of the Offering Shares, the Company is filing the underwriting agreement relating thereto as part of this Current Report on Form 8-K as Exhibit 1.1.

        In connection with the filing of the Prospectus and Prospectus Supplement with the SEC, the Company is providing below (a) under the caption "Risk Factors," an updated description of the risks and uncertainties which could materially affect the Company's business, financial condition and results of operations, and (b) under the caption "Government Regulation," an updated description of the regulation by governmental authorities in the United States and other countries to which the testing, manufacturing, labeling, advertising, promotion, export and marketing, among other things, of the Company's products are subject.

RISK FACTORS
                                REGULATORY RISKS

WE HAVE NOT RECEIVED MARKETING APPROVAL FOR ANY PRODUCT WE HAVE DEVELOPED AND MAY NOT BE ABLE TO OBTAIN APPROVAL IN THE FUTURE.

     We will not be able to market any of our products in Europe, the United States or in any other jurisdiction without marketing approval from the EMEA, FDA or equivalent foreign regulatory agency. The regulatory approval process to obtain market approval for a new drug or biologic takes many years and requires the expenditure of substantial resources. We have had only limited experience in preparing applications and obtaining regulatory approvals.

     We have not received marketing approval for any product we have developed. In Europe, the CPMP of the EMEA has issued a positive opinion recommending approval of our MAA for Replagal, and the EMEA has accepted for review the MAA submitted by Aventis for Dynepo but has not yet scheduled a CPMP meeting. In the United States, the FDA issued a complete review letter with respect to our BLA for Replagal, stating that our BLA was not adequate for final approval action at the time of such letter, and did not accept for filing Aventis' BLA for Dynepo, requesting additional manufacturing data. There can be no assurance as to whether or when any of these applications for marketing authorization relating to Replagal and Dynepo, or additional applications for marketing authorization that we may make in the future as to these or other products, will be approved by the relevant regulatory authorities.

IF WE FAIL TO COMPLY WITH THE EXTENSIVE REGULATORY REQUIREMENTS TO WHICH OUR PRODUCTS ARE SUBJECT, WE COULD BE SUBJECT TO ADVERSE CONSEQUENCES AND PENALTIES.

     The testing, manufacturing, labeling, advertising, promotion, export, and marketing, among other things, of our products are subject to extensive regulation by governmental authorities in Europe, the United States, and elsewhere throughout the world.

     In general, there can be no assurance that submission of materials requesting permission to conduct clinical trials will result in authorization by the EMEA, the FDA or equivalent foreign regulatory agency to commence clinical trials, or that once clinical trials have begun, testing will be completed successfully within any specific time period, if at all, with respect to any of our products. Once trials are complete and an application has been submitted, the EMEA or the FDA may deny a MAA or a BLA if applicable regulatory criteria are not satisfied or may require additional testing or information.

     If regulatory approval of a product is granted, such approval may be subject to limitations on the indicated uses for which the product may be marketed or contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product. As to any product for which we obtain marketing approval, the product, the facilities at which the product is manufactured, any post-approval clinical data and our promotional activities will be subject to continual review and periodic inspections by the EMEA, the FDA and other regulatory authorities.

     Both before and after approval is obtained, violations of regulatory requirements may result in various adverse consequences, including the EMEA's or FDA's delay in approving or refusal to approve a product, suspension or withdrawal of an approved product from the market, operating restrictions, or the imposition of civil or criminal penalties.

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     We will also be subject to a variety of regulations outside the United
States and Europe governing clinical trials and the sale of our products. Whether or not we have obtained EMEA or FDA approval, the comparable regulatory authorities of such foreign countries must also approve a product prior to the commencement of marketing of the product in those countries. The approval process varies from country to country, and the time may be longer or shorter than that required for EMEA or FDA approval.

WE MAY NOT BE ABLE TO OBTAIN ORPHAN DRUG EXCLUSIVITY FOR OUR NICHE PROTEIN PRODUCTS. IF OUR COMPETITORS ARE ABLE TO OBTAIN ORPHAN DRUG EXCLUSIVITY BEFORE US, WE MAY BE PRECLUDED FROM MARKETING OUR NICHE PROTEIN PRODUCTS.

     Some jurisdictions, including Europe and the United States, may designate drugs for relatively small patient populations as "orphan drugs". Generally, if a product which has an orphan drug designation subsequently receives the first marketing approval for the indication for which it has such designation, the product is entitled to orphan drug exclusivity. Orphan drug exclusivity means that applications to market the same product for the same use may not be approved, except in very limited circumstances, for a period of up to 10 years in Europe and for a period of seven years in the United States. Obtaining orphan drug designations and orphan drug exclusivity for our Niche Protein products may be critical to our success in this area. We have received orphan drug designation in Europe and the United States for Replagal, our alpha-galactosidase A product for the treatment of Fabry disease. However, we may not be able to obtain or maintain orphan drug exclusivity for Replagal. We also may not be able to obtain orphan drug designation or exclusivity for any of our other potential products or be able to maintain such designation or exclusivity for any of these products. For example, if a competitive product is shown to be clinically superior to our product, any orphan drug exclusivity we have obtained will not apply to such competitive product.

     Our competitors may also seek and obtain orphan drug exclusivity for products competitive with our products before we obtain marketing approval. Genzyme is seeking marketing authorization in both Europe and the United States for an alpha-galactosidase A product for the treatment of Fabry disease for which it has orphan drug designations. Concurrently with the issuance of its positive opinion on Replagal to the European Commission, the CPMP issued a positive opinion recommending approval of Genzyme's Fabry disease product to the European Commission. Depending on whether Replagal or Genzyme's Fabry product receives marketing approval in Europe or the United States first, we or Genzyme could prevent the other from obtaining marketing approval of the other's Fabry product through the orphan drug exclusivity. However, we believe that it is likely that if marketing authorization is granted by the EMEA for both Replagal and Genzyme's Fabry product, both drugs will receive co-orphan drug exclusivity in the European Union for a period of up to 10 years.

BECAUSE GENE THERAPY IS A RELATIVELY NEW TECHNOLOGY AND GENE THERAPY PRODUCTS HAVE NOT BEEN EXTENSIVELY TESTED IN HUMANS, WE MAY FACE DELAYS AND INCUR INCREASED COSTS IN THE REGULATORY PROCESS RELATED TO OUR GENE THERAPY PRODUCTS.

     We are developing gene therapy products. Because gene therapy is a relatively new technology and products for gene therapy have not been extensively tested in humans, the regulatory requirements governing gene therapy products may be more uncertain than for other types of products. This uncertainty may cause delays in the regulatory process relating to our gene therapy products, including delays in our initiating clinical trials of these products. This uncertainty may also increase the cost of obtaining regulatory approvals of our gene therapy products.

IF OUR CLINICAL TRIALS ARE NOT SUCCESSFUL, WE MAY NOT BE ABLE TO DEVELOP AND COMMERCIALIZE OUR PRODUCTS.

     In order to obtain regulatory approvals for the commercial sale of our potential products, we and our collaborators will be required to complete extensive clinical trials in humans to demonstrate the safety and efficacy of our products. We may not be able to obtain authority from the EMEA, the FDA or other regulatory agencies to commence or complete these clinical trials.

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     The results from preclinical testing of a product that is under development may not be predictive of results that will be obtained in human clinical trials. In addition, the results of early human clinical trials may not be predictive of results that will be obtained in larger scale, advanced stage clinical trials. Furthermore, we, one of our collaborators, or the EMEA or FDA, may suspend clinical trials at any time if the subjects or patients participating in such trials are being exposed to unacceptable health risks, or for other reasons.

     The rate of completion of clinical trials is dependent in part upon the rate of enrollment of patients. Patient accrual is a function of many factors, including the size of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the study, the existence of competitive clinical trials, and the availability of alternative treatments. In particular, the patient populations for some of our Niche Protein products is small. Delays in planned patient enrollment may result in increased costs and prolonged clinical development.

     We and our collaborators may not be able to successfully complete any clinical trial of a potential product within any specified time period. In some cases, we may not be able to complete the trial at all. Moreover, clinical trials may not show our potential product to be both safe and efficacious. Thus, the EMEA, the FDA and other regulatory authorities may not approve any of our potential products for any indication.

               PATENT LITIGATION AND INTELLECTUAL PROPERTY RISKS

WE ARE PARTY TO LITIGATION WITH AMGEN AND KIRIN-AMGEN INVOLVING DYNEPO WHICH COULD PRECLUDE US FROM MANUFACTURING OR SELLING DYNEPO.

     We and Aventis are involved in patent litigation relating to Dynepo with Amgen in the United States and with Kirin-Amgen, an affiliate of Amgen, in the United Kingdom. In January 2001, the U.S. District Court for the District of Massachusetts concluded that Dynepo infringed eight of the 18 claims of patents asserted by Amgen. In April 2001, the English High Court of Justice ruled that Dynepo infringed one of four claims of a patent asserted by Kirin-Amgen. We and Aventis have filed appeals of both decisions. We can provide no assurance as to the outcome of either litigation. If we and Aventis are not successful in connection with the appeals of these court decisions, we and Aventis may be precluded from manufacturing or selling Dynepo. In addition, this litigation is costly, and we are required to reimburse Aventis, which is paying the litigation expenses, for our share of the expenses from future royalties and in certain other circumstances.

WE ARE A PARTY TO LITIGATION WITH GENZYME AND MOUNT SINAI INVOLVING REPLAGAL WHICH COULD PRECLUDE US FROM MANUFACTURING OR SELLING REPLAGAL.

     In July 2000, Genzyme and Mount Sinai filed a patent infringement suit against us in the U.S. District Court for the District of Delaware, alleging that the manufacture, use, intended sale, and/or intended offer for sale of our Replagal product infringes one or more claims of a U.S. patent held by Genzyme and Mount Sinai. Genzyme and Mount Sinai seek injunctive relief and an accounting for damages. The court has currently scheduled a jury trial in this action to begin in March 2002. If we are not successful in this litigation, we may be precluded from manufacturing or selling Replagal. We can provide no assurance as to the outcome of this litigation.

WE ARE INVOLVED AND MAY BECOME INVOLVED IN FURTHER EXPENSIVE PATENT LITIGATION OR OTHER INTELLECTUAL PROPERTY PROCEEDINGS RELATED TO OUR TRANSKARYOTIC THERAPY(TM) TECHNOLOGY WHICH COULD RESULT IN LIABILITY FOR DAMAGES OR STOP OUR DEVELOPMENT AND COMMERCIALIZATION EFFORTS.

     We are a party to a proceeding before the U.S. Patent and Trademark Office to determine the patentability of our gene therapy technology, known as Transkaryotic Therapy. The participants in the interference are TKT, Genetic Therapy, Inc., which is a wholly-owned subsidiary of Novartis AG, Syntex (U.S.A.), which is a wholly-owned subsidiary of Roche Holdings, Inc., and Cell Genesys, Inc. This

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proceeding will determine which of the parties first developed this technology.
If the technology is patentable, the party that first developed the technology will be awarded the U.S. patent rights.

     The process to resolve an interference can take many years. We may not prevail in this interference. Even if we do prevail, the decision in this proceeding may not enable us meaningfully to protect our proprietary position in the field of ex vivo non-viral gene therapy.

     If we do not prevail in this proceeding, a consent order issued by the Federal Trade Commission in March 1997 may be relevant to us. The Federal Trade Commission entered this consent order to resolve anti-competitive concerns raised by the merger of Ciba-Geigy Limited and Sandoz Limited into Novartis AG. As part of the consent order, the constituent entities of Novartis are required to provide all gene therapy researchers and developers with nonexclusive, royalty-bearing licenses to the Novartis patent which is involved in the interference proceeding described above. In addition, we have entered into an agreement with Cell Genesys under which we would be permitted to market our non-viral gene therapy products pursuant to a royalty-free license agreement if Cell Genesys wins the interference.

WE MAY BECOME INVOLVED IN ADDITIONAL AND EXPENSIVE PATENT LITIGATION OR OTHER PROCEEDINGS.

     The biotechnology industry has been characterized by significant litigation and interference and other proceedings regarding patents, patent applications, and other intellectual property rights. We may become a party to additional patent litigation and other proceedings with respect to our Niche Protein products, Gene-Activated proteins or Gene Therapy technology. Such litigation could result in liability for damages, stop our development and commercialization efforts, or divert management's attention and resources.

     An adverse outcome in any patent litigation or other proceeding involving patents could subject us to significant liabilities to third parties and require us to cease using the technology or product that is at issue or to license the technology or product from third parties. We may not be able to obtain any required licenses on commercially acceptable terms or at all.

     The cost to us of any patent litigation or other proceeding, even if resolved in our favor, could be substantial. Some of our competitors may be able to sustain these costs more effectively than we can because of their substantially greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace.

IF WE ARE UNABLE TO OBTAIN PATENT PROTECTION FOR OUR DISCOVERIES, THE VALUE OF OUR TECHNOLOGY AND PRODUCTS MAY BE ADVERSELY AFFECTED.

     Our success will depend in large part on our ability to obtain patent protection for our processes and products in the United States and other countries. The patent situation in the field of biotechnology generally is highly uncertain and involves complex legal and scientific questions. We may not be issued patents relating to our technology. Even if issued, patents may be challenged, invalidated, or circumvented. Our patents also may not afford us protection against competitors with similar technology. Because patent applications in the United States are maintained in secrecy until patents issue, third parties may have filed or maintained patent applications for technology used by us or covered by our pending patent applications without our being aware of these applications.

     We may not hold proprietary rights to certain product patents, process patents, and use patents related to our products or their methods of manufacture. In some cases, these patents may be owned or controlled by third parties. As a result, we may be required to obtain licenses under third party patents to market certain of our potential products. If licenses are not available to us on acceptable terms, we may not be able to market these products.

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IF WE ARE UNABLE TO PROTECT THE CONFIDENTIALITY OF OUR PROPRIETARY INFORMATION
AND KNOW-HOW, THE VALUE OF OUR TECHNOLOGY AND PRODUCTS WILL BE ADVERSELY
AFFECTED.

     We rely upon unpatented proprietary technology, processes, and know-how. We seek to protect this information in part by confidentiality agreements with our employees, consultants, and other third party contractors. These agreements may be breached, and we may not have adequate remedies for any such breach. In addition, our trade secrets may otherwise become known or be independently developed by competitors.

IF WE FAIL TO COMPLY WITH ANY OF OUR OBLIGATIONS UNDER ANY OF THE AGREEMENTS UNDER WHICH WE LICENSE COMMERCIALIZATION RIGHTS TO PRODUCTS OR TECHNOLOGY FROM THIRD PARTIES, WE COULD LOSE LICENSE RIGHTS THAT ARE IMPORTANT TO OUR BUSINESS.

     We are a party to a number of patent licenses that are important to our business and expect to enter into additional patent licenses in the future. These licenses impose various commercialization, sublicensing, royalty, insurance, and other obligations on us. If we fail to comply with these obligations, the licensor may have the right to terminate the license and we may not be able to market products that were covered by the license.

                        OUR INDUSTRY AND BUSINESS RISKS

THE MARKET MAY NOT BE RECEPTIVE TO OUR PRODUCTS UPON THEIR INTRODUCTION.

     The commercial success of any of our products for which we obtain marketing approval from the EMEA, the FDA, and other regulatory authorities will depend upon their acceptance by the medical community and third party payors as clinically useful, cost-effective, and safe. It may be difficult for us to achieve market acceptance of our products.

     Other factors that we believe will materially affect market acceptance of our products include:

     - the timing of the receipt of marketing approvals;

     - the countries in which such approvals are obtained; and

     - the safety, efficacy, convenience, and cost-effectiveness of the product as compared to competitive products.

WE HAVE LIMITED EXPERIENCE AND RESOURCES IN MANUFACTURING AND WILL INCUR SIGNIFICANT COSTS TO DEVELOP THIS EXPERTISE OR RELY ON THIRD PARTIES TO MANUFACTURE OUR PRODUCTS ON OUR BEHALF.

     We have limited manufacturing experience and in order to continue to develop products, apply for regulatory approvals, and commercialize our products, we will need to develop, contract for, or otherwise arrange for the necessary manufacturing capabilities.

     We expect to manufacture certain of our products in our own manufacturing facilities. We will require substantial additional funds and need to recruit qualified personnel in order to build or lease and operate any manufacturing facilities.

     We also rely upon third parties for the production of certain of our products and we expect to continue to do so in the future. To the extent that we enter into manufacturing arrangements with third parties, we will be dependent upon these third parties to perform their obligations in a timely manner and in accordance with applicable government regulations. There are a limited number of such third party manufacturers capable of manufacturing our protein products with a limited amount of production capacity. As a result, we may experience difficulty in obtaining adequate manufacturing capacity for our needs. If we are unable to obtain or maintain contract manufacturing of these products, or to do so on commercially reasonable terms, we may not be able to complete development of these products or market them.

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IF WE FAIL TO OBTAIN AN ADEQUATE LEVEL OF REIMBURSEMENT BY THIRD PARTY PAYORS
FOR OUR PRODUCTS, WE MAY NOT HAVE COMMERCIALLY VIABLE MARKETS FOR OUR PRODUCTS.

     In certain countries, particularly the countries of the European Union, the pricing of prescription pharmaceuticals is subject to governmental control. In the United States, the availability of reimbursement by governmental and other third party payors affects the market for any pharmaceutical product. These third party payors continually attempt to contain or reduce the costs of health care by challenging the prices charged for medical products and services.

     The Health Care Financing Administration of the U.S. Department of Health and Human Services has considered proposals from time to time to reduce the reimbursement rate with respect to erythropoietin. Adoption by the Health Care Financing Administration of any such proposal might have an adverse effect on the pricing of Dynepo.

     If we or our collaborators obtain marketing approvals for our products, we may experience pricing pressure due to the trend toward managed health care, the increasing influence of health maintenance organizations, and additional legislative proposals. We may not be able to sell our products profitably if reimbursement is unavailable or limited in scope or amount.

WE FACE SIGNIFICANT COMPETITION, WHICH MAY RESULT IN OTHERS DISCOVERING, DEVELOPING OR COMMERCIALIZING PRODUCTS BEFORE OR MORE SUCCESSFULLY THAN WE DO.

     The biotechnology industry is highly competitive and characterized by rapid and significant technological change. Our competitors include pharmaceutical companies, biotechnology firms, universities, and other research institutions. Many of these competitors have substantially greater financial and other resources than we do and are conducting extensive research and development activities on technologies and products similar to or competitive with ours.

     We may be unable to develop technologies and products that are more clinically efficacious or cost-effective than products developed by our competitors. Even if we obtain marketing approval for our product candidates, many of our competitors have more extensive and established sales, marketing, and distribution capabilities than we do. Litigation with third parties, including our litigation with Amgen and Genzyme, could delay our time to market or preclude us from reaching the market for certain products and enable our competitors to more quickly and effectively penetrate certain markets.

     Niche Proteins. We believe that the primary competition with respect to our Niche Protein product program is from biotechnology and smaller pharmaceutical companies. Our competitors with respect to our Niche Protein product program include BioMarin Pharmaceutical Inc., Genzyme, Novazyme Pharmaceuticals, Inc., Orphan Medical, Inc., Oxford GlycoSciences Plc, Pharming Group, N.V., and Synpac Pharmaceuticals, Ltd. The markets for some of our potential Niche Protein products are quite small. As a result, if competitive products exist, we may not be able to successfully commercialize our products.

     Gene-Activated Proteins. Under our Gene-Activated protein program, some of the products we are developing are fully human versions of proteins that are currently marketed by third parties. For instance, in the case of Dynepo, erythropoietin is marketed by Amgen and Johnson & Johnson in the U.S.; Amgen, F. Hoffmann-La Roche Ltd. (Boehringer Mannheim GmbH) and Johnson & Johnson (Janssen-Cilag) in Europe; and Sankyo Company Ltd., Chugai Pharmaceutical Co., Ltd., and Kirin in Japan.

     Many of the protein products against which our Gene-Activated proteins would compete have well-known brand names, have been promoted extensively, and have achieved market acceptance by third party payors, hospitals, physicians, and patients. Many of the companies that produce these protein products have patents covering the techniques used to produce these products, which have served as effective barriers to entry in the protein therapeutics market. As with Amgen and its erythropoietin product, these companies may seek to block our entry into the market by asserting that our Gene-Activated proteins infringe their patents. Many of these companies are also seeking to develop and commercialize new or potentially improved versions of their proteins.

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     Gene Therapy.  Our gene therapy system will have to compete with other gene therapy systems, as well as with conventional methods of treating targeted diseases and conditions. In addition, new non-gene therapy treatments may be developed in the future. A number of companies, including major biotechnology and pharmaceutical companies, as well as development stage companies, are actively involved in this field.

COMPETITION FOR TECHNICAL, COMMERCIAL AND ADMINISTRATIVE PERSONNEL IS INTENSE IN OUR INDUSTRY AND WE MAY NOT BE ABLE TO SUSTAIN OUR OPERATIONS OR GROW IF WE ARE UNABLE TO ATTRACT AND RETAIN KEY PERSONNEL.

     Our success is highly dependent on the retention of principal members of our technical, commercial, and administrative staff. Furthermore, our future growth will require hiring a significant number of qualified technical, commercial and administrative personnel. Accordingly, recruiting and retaining such personnel in the future will be critical to our success. There is intense competition from other companies and research and academic institutions for qualified personnel in the areas of our activities. If we are not able to continue to attract and retain, on acceptable terms, the qualified personnel necessary for the continued development of our business, we may not be able to sustain our operations or grow.

WE HAVE LIMITED SALES AND MARKETING EXPERIENCE AND CAPABILITIES AND WILL NEED TO DEVELOP THIS EXPERTISE OR DEPEND ON THIRD PARTIES TO SUCCESSFULLY SELL AND MARKET OUR PRODUCTS ON OUR BEHALF.

     We have limited sales and marketing experience and capabilities. In order to market our products, including Replagal, we will need to develop this experience and these capabilities or rely upon third parties, such as our collaborators, to perform these functions. If we rely on third parties to sell, market, or distribute our products, our success will be dependent upon the efforts of these third parties in performing these functions. In many instances, we may have little or no control over the activities of these third parties in selling, marketing, and distributing our products. If we choose to conduct these activities directly, as we plan to do with respect to some of our potential products, we may not be able to recruit and maintain an effective sales force.

WE DEPEND ON OUR COLLABORATORS TO DEVELOP, CONDUCT CLINICAL TRIALS, OBTAIN REGULATORY APPROVALS FOR, AND MANUFACTURE, MARKET AND SELL OUR PRINCIPAL PRODUCTS ON OUR BEHALF AND NONE OF THEIR EFFORTS MAY BE SCIENTIFICALLY OR COMMERCIALLY SUCCESSFUL.

     We are parties to collaborative agreements with third parties relating to certain of our principal products. We are relying on Aventis to develop, conduct clinical trials, obtain regulatory approvals for, and manufacture, market, and sell Dynepo; Sumitomo Pharmaceuticals Co., Ltd. to develop and commercialize Replagal for Fabry disease in Japan and other Asian countries; and Genetics Institute, Inc. to co-develop and commercialize Factor VIII gene therapy for hemophilia A in Europe. Our collaborators may not devote the resources necessary or may otherwise be unable to complete development and commercialization of these potential products. Our existing collaborations are subject to termination without cause on short notice under specified circumstances.

     Our existing collaborations and any future collaborative arrangements with third parties may not be scientifically or commercially successful. Factors that may affect the success of our collaborations include the following:

     - our collaborators may be pursuing alternative technologies or developing alternative products, either on their own or in collaboration with others, that may be competitive with the product as to which they are collaborating with us or which could affect our collaborative partners' commitment to the collaboration with us;

     - reductions in marketing or sales efforts or a discontinuation of marketing or sales of our products by our collaborators would reduce our revenues, which will be based on a percentage of net sales by the collaborator;

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     - our collaborators may terminate their collaborations with us, which could make it difficult for us to attract new collaborators or adversely affect the perception of us in the business and financial communities; and

     - our collaborators may pursue higher priority programs or change the focus of their development programs, which could affect the collaborator's commitment to us.

SOME GENE THERAPY CLINICAL TRIALS HAVE BEEN SUSPENDED AND ETHICAL AND SOCIAL ISSUES RELATING TO GENETIC TESTING MAY CAUSE REGULATORY AUTHORITIES TO INCREASE THE REGULATION OF GENE THERAPY CLINICAL TRIALS.

     Due to recent adverse events that have occurred during gene therapy clinical trials conducted by other biotechnology and pharmaceutical companies and institutions, the Federal government, the EMEA, the FDA, industry organizations, and institutions conducting gene therapy clinical trials have grown increasingly concerned about the safety of these clinical trials. An increased concern over gene therapy trials generally may lead the EMEA, the FDA or other regulatory agencies to impose further regulation on gene therapy clinical trials. If further regulations are imposed on gene therapy research generally, the delays and costs involved in complying with such regulations may impair our ability to complete clinical trials already in progress and to conduct gene therapy clinical trials in the future.

WE MAY BE EXPOSED TO PRODUCT LIABILITY CLAIMS AND MAY NOT BE ABLE TO OBTAIN ADEQUATE PRODUCT LIABILITY INSURANCE.

     Our business exposes us to the risk of product liability claims that is inherent in the manufacturing, testing, and marketing of human therapeutic products. Our clinical trial liability insurance is subject to deductibles and coverage limitations. We do not currently have any product liability insurance. We may not be able to obtain or maintain insurance on acceptable terms or at all. Moreover, any insurance that we do obtain may not provide adequate protection against potential liabilities. If we are unable to obtain insurance at acceptable cost or otherwise protect against potential product liability claims, we will be exposed to significant liabilities, which may materially and adversely affect our business and financial position. These liabilities could prevent or interfere with our product commercialization efforts.

                                FINANCING RISKS

WE HAVE NOT BEEN PROFITABLE AND EXPECT TO CONTINUE TO INCUR SUBSTANTIAL LOSSES.

     We have experienced significant operating losses since our inception in 1988. We expect that we will continue to incur substantial losses and that our cumulative losses will increase as our research and development, sales and marketing, and manufacturing efforts expand. We expect that the losses that we incur will fluctuate from quarter to quarter and that these fluctuations may be substantial. To date, we have not recorded any significant revenues from the sale of products.

WE MAY NEED ADDITIONAL FINANCING WHICH MAY BE DIFFICULT TO OBTAIN.

     We will require substantial funds to conduct research and development, including preclinical testing and clinical trials of our potential products, and to manufacture and market any products that are approved for commercial sale. Our future capital requirements will depend on many factors, including the following:

     - continued progress in our research and development programs, as well as the magnitude of these programs;

     - the scope and results of our clinical trials;

     - the time and costs involved in obtaining regulatory approvals;

     - the cost of manufacturing activities;

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

     - the cost of commercialization activities;

     - the cost of our additional facilities requirements;

     - the costs involved in preparing, filing, prosecuting, maintaining, and enforcing patent claims and other patent-related costs, including litigation costs, and the results of such litigation;

     - the cost of obtaining and maintaining licenses to use patented technologies;

     - our ability to establish and maintain collaborative arrangements;

     - the timing, receipt, and amount of milestone and other payments from collaborators; and

     - the timing, receipt, and amount of sales and royalties from our potential products in the market.

     We may seek additional funding through collaborative arrangements and public or private financings. Additional financing may not be available to us on acceptable terms or at all.

     If we raise additional funds by issuing equity securities, further dilution to our then existing stockholders will result. In addition, the terms of the financing may adversely affect the holdings or the rights of such stockholders. If we are unable to obtain funding on a timely basis, we may be required to significantly curtail one or more of our research or development programs. We also could be required to seek funds through arrangements with collaborators or others that may require us to relinquish rights to certain of our technologies, product candidates, or products which we would otherwise pursue on our own.

                         RISKS RELATED TO THIS OFFERING

OUR STOCK PRICE HAS BEEN AND MAY IN THE FUTURE BE VOLATILE, WHICH COULD LEAD TO LOSSES BY INVESTORS.

     Our stock has been and in the future may be subject to substantial price volatility, which may prevent you from reselling our common stock at or above the price you paid in this offering. The value of your investment could decline due to the effect of any of the following factors upon the market price of our common stock:

     - announcements of technological innovations or new commercial products by our competitors;

     - disclosure of results of clinical testing or regulatory proceedings by us or our competitors;

     - results of litigation;

     - governmental regulation and approvals;

     - developments in patent or other proprietary rights;

     - public concerns as to the safety of products developed by us or the fields of study in which we work;

     - our financial results; and

     - general market conditions.

     In addition, stock markets, particularly the Nasdaq National Market on which our stock is listed, have experienced extreme price and volume fluctuations, and the market prices of securities of technology companies, including biotechnology companies, have been highly volatile. These fluctuations have often been unrelated to the operating performance of these companies. Fluctuations such as these may affect the market price of our common stock.

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

CERTAIN PROVISIONS OF OUR CHARTER DOCUMENTS, OUR RIGHTS AGREEMENT, AND DELAWARE LAW COULD DELAY OR PREVENT THE SALE OF OUR COMPANY.

     Provisions of our charter documents, our rights agreement, and Delaware law may make it more difficult for a third party to acquire, or attempt to acquire, control of our company, even if a change in control would result in the purchase of your shares at a premium to the market price. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interest.

OUR OFFICERS AND DIRECTORS, AND CERTAIN ENTITIES WITH WHICH THEY ARE AFFILIATED MAY BE ABLE TO SIGNIFICANTLY INFLUENCE THE OUTCOME OF MOST CORPORATE ACTIONS REQUIRING STOCKHOLDER APPROVAL.

     Following the sale of shares of our common stock in this offering, our directors and executive officers, and certain entities with which they are
affiliated, will beneficially own, in the aggregate, approximately      % of our
outstanding common stock. Due to this concentration of ownership, these stockholders as a group will be able to significantly influence the election of the directors and officers of our company, the management and affairs of our company and most matters requiring a stockholder vote, including:

     - the amendment of our organizational documents; and

     - the approval of any merger, consolidation, sale of assets or other major corporate transaction.

GOVERNMENT REGULATION

        The testing, manufacturing, labeling, advertising, promotion, export, and marketing, among other things, of our products are extensively regulated by governmental authorities in the U.S. and other countries. In the U.S., the FDA regulates pharmaceutical products under the Federal Food, Drug, and Cosmetic Act, or FDCA, and other laws, including, in the case of biologics, the Public Health Service Act. We believe that most of our products will be regulated by the FDA as biologics. We cannot market a biologic until we have submitted a Biologics License Application, or BLA, to the FDA, and FDA has approved it. Both before and after approval is obtained, violations of regulatory requirements may result in various adverse consequences, including the FDA's delay in approving or refusal to approve a product, suspension or withdrawal of an approved product from the market, operating restrictions, and the imposition of civil or criminal penalties.


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

        The steps required before a product may be approved for marketing in the U.S. generally include (i) preclinical laboratory tests and animal tests, (ii) the submission to the FDA of an Investigational New Drug Application, or IND, for human clinical testing, which must become effective before human clinical trials may begin, (iii) adequate and well-controlled human clinical trials to establish the safety and efficacy of the product, (iv) the submission to the FDA of a BLA, (v) satisfactory completion of an FDA inspection of the manufacturing facility or facilities at which the product is made to assess compliance with cGMP, and (vi) FDA review and approval of the BLA.

        Preclinical tests include laboratory evaluation of the product, as well as animal studies to assess the potential safety and efficacy of the product. The results of the preclinical tests, together with manufacturing information and analytical data, are submitted to the FDA as part of an IND, which must become effective before human clinical trials may be commenced. The IND will automatically become effective 30 days after its receipt by the FDA, unless the FDA before that time raises concerns or questions about the conduct of the trials as outlined in the IND. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before clinical trials can proceed. We can not be sure that submission of an IND will result in the FDA allowing clinical trials to begin.

        Clinical trials typically are conducted in three sequential phases, but the phases may overlap or be combined, and certain phases may be eliminated. In Phase 1, the initial introduction of the drug into human subjects, the drug is usually tested for safety (adverse effects), dosage tolerance, and pharmacologic action. Phase 2 usually involves studies in a limited patient population to (i) evaluate preliminarily the efficacy of the drug for specific, targeted conditions, (ii) determine dosage tolerance and appropriate dosage, and (iii) identify possible adverse effects and safety risks. Phase 3 trials generally further evaluate clinical efficacy and test further for safety within an expanded patient population. We or the FDA may suspend clinical trials at any time on various grounds, including a finding that the patients are being exposed to an unacceptable health risk.

        The results of the preclinical and clinical studies, together with other detailed information, including information on the manufacture and composition of the product, are submitted to the FDA in the form of a BLA requesting approval to market the product. If the BLA contains all pertinent information and data, the FDA will "file" it and begin review. The FDA may "refuse to file" the BLA if it does not contain all pertinent information and data. In that case, the applicant may resubmit the BLA when it contains the missing information and data. Before approving a BLA, the FDA will inspect the facilities at which the product is manufactured, and will not approve the product unless cGMP compliance is satisfactory. The FDA may refuse to approve a BLA if applicable regulatory criteria are not satisfied, require additional testing or information, and/or require postmarketing testing and surveillance to monitor the safety or efficacy of a product. The testing and approval process require substantial time, effort, and financial resources and we cannot be sure that any of our products will be approved on a timely basis, if at all.

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
        Once the FDA approves a product, we and the product's manufacturers are required to comply with a number of post-approval requirements. For example, we will be required to report certain adverse reactions to the FDA, and to comply with certain requirements concerning advertising and promotional labeling for our products. Also, quality control and manufacturing procedures must continue to conform to cGMP regulations after approval, and the FDA periodically inspects manufacturing facilities to assess compliance with cGMP. Accordingly, manufacturers must continue to expend time, monies, and effort in the area of production and quality control to maintain cGMP compliance. In addition, discovery of problems may result in restrictions on a product, manufacturer, or BLA holder, including withdrawal of the product from the market. Also, new federal, state, or local government requirements may be established that could delay or prevent regulatory approval of our products under development.

        The FDA may grant orphan drug designation to drugs intended to treat a "rare disease or condition," which generally is a disease or condition that affects fewer than 200,000 individuals in the United States. Orphan drug designation must be requested before submitting a BLA. Orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process. If a product which has an orphan drug designation subsequently receives the first FDA approval for the indication for which it has such designation, the product is entitled to orphan exclusivity, which means the FDA may not approve any other application to market the same drug for the same use for a period of seven years, except in very limited circumstances, such as a showing of clinical superiority to the product with orphan exclusivity. Also, competitors may receive approval of other different drugs or biologics for the indications for which our products have orphan exclusivity.

        We have obtained orphan drug designation for Replagal (alpha galactosidase A) from the FDA to treat Fabry's disease. But we cannot be sure that Replagal will receive orphan drug exclusivity for this indication. If Genzyme were to obtain FDA approval for its alpha galactosidase A product for Fabry's disease before Replagal is approved, and receive orphan drug exclusivity, we would be precluded from marketing Replagal for that indication in the United States for some time.

        We also will be subject to a variety of foreign regulations governing clinical trials and sales of our products. Whether or not FDA approval has been obtained, approval of a product by the comparable regulatory authorities of foreign countries must be obtained prior to the commencement of marketing of the product in those countries. The approval process varies from country to country and the time may be longer or shorter than that required for FDA approval. For marketing outside the U.S., the Company also is subject to foreign regulatory requirements governing human clinical trials and marketing approval for products. The requirements governing the conduct of clinical trials, product licensing, pricing, and reimbursement vary greatly from country to country.

        In addition to regulations enforced by the FDA, we also are subject to regulation under the Occupational Safety and Health Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act, and other present and potential future federal, state, or local regulations. Our research and development activities involve the controlled use of hazardous

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
materials, chemicals, biological materials, and various radioactive compounds. Although we believe that our safety procedures for handling and disposing of such materials comply with the standards prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, we could be held liable for any damages that result and any such liability could exceed our resources.

Item 7.        Financial Statements, Pro Forma Financial Information and
               Exhibits.

        (c)    Exhibits.

               1.1 Underwriting Agreement, dated as of June 25, 2001, by and among the Registrant and SG Cowen Securities Corporation as Representative of the several Underwriters.

               99.1          Press Release, dated June 25, 2001.

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
                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2001                 REGISTRANT

                                            TRANSKARYOTIC THERAPIES, INC.


                                              By: /s/ Daniel E. Geffken
                                                 -------------------------------
                                                  Daniel E. Geffken
                                                  Senior Vice President, Finance
                                                  and Chief Financial Officer

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                                  EXHIBIT INDEX

        Exhibit Number                             Description
        --------------                             -----------

               1.1 Underwriting Agreement, dated as of June 25, 2001, by and among the Registrant and SG Cowen Securities Corporation as Representative of the several Underwriters.

               99.1          Press Release, dated June 25, 2001.


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